Stock Purchase Agreement

THIS AGREEMENT is made and entered on 5th July 2016 by and between Tiffany Aguayo (“Seller") and Lynx Consulting Group Ltd (“Purchaser”).

WITNESSETH:

WHEREAS, the Seller, Tiffany Aguayo, is the owner of 16,000,000 restricted common shares of Sweets & Treats, Inc. (hereinafter referred to as "SWTS”), a Delaware corporation, and has authority to sell 3,000,000 shares of restricted common stock for $34,615, and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and Agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

Purchase and Sale

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing all such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

Amount and Payment of Purchase Price

(a) Consideration

As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay into the Escrow Account arranged between the Buyer and the Seller the sum of $34,615, such total consideration to be referred to in this Agreement as the "Purchase Price".

(b) Payment

The Purchase Price shall be paid as follows:

i. The sum of $34,615 to be delivered to the Escrow Account upon execution of this Agreement or such other date and time as the parties hereto may otherwise agree.

Representations and Warranties of Seller

Seller hereby warrants and represents:

(a) Organization and Standing

The Seller is a stockholder and record owner of the issued and outstanding shares of the capital stock of the Corporation, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware has the corporate power and authority to carry on its business as it is now being conducted.

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(b) Restrictions on Stock

i. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

ii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

Breach of Agreement

In the event that the Seller has omitted any information or material that is necessary for the Smooth transition of the Company to the Buyer or fails to deliver the to the Escrow Account, the Seller shall be deemed to be in default of this agreement and shall be liable to pay the full Escrow Fee, as stated per the corresponding Escrow Agreement dated June 13, 2016. in the event that the Buyer fails to fulfill its obligations pursuant to this agreement, the Buyer shall be liable to pay the full Escrow Fee, as stated per the corresponding Escrow Agreement dated June 13, 2016.

Representations and Warranties of Seller and Purchaser

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller and Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby,

General Provisions

(a) Entire Agreement

This Agreement (including any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreement sand understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings

The section and other headings contained in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law

This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Delaware. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Seller:	Purchaser:
/s/ Tiffany Aguayo	/s/ Lynx Consulting Group Ltd
Tiffany Aguayo	Lynx Consulting Group Ltd
Date: 07/05/2016	Date: 07/05/2016

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